Exhibit 99.1

Velo3D Announces Second Quarter 2026 Financial Results

•
Revenue of $20.7 million, up 52.3% year-over-year
•
Gross margin of 21.5%
•
Cash and cash equivalents of $91.1 million as of June 30, 2026
•
New Livermore Production Campus expected to triple manufacturing capacity and support accelerating demand
•
Increases 2026 revenue guidance to $65 million to $75 million, from $60 million to $70 million

FREMONT, Calif., August 11, 2026- Velo3D, Inc. (Nasdaq: VELO) (“Velo3D” or the “Company”), a leader in additive manufacturing (“AM”) technology known for transforming aerospace and defense supply chains through world-class metal AM, today announced financial results for its second quarter ended June 30, 2026.

Arun Jeldi, Chief Executive Officer of Velo3D, said, "We delivered a strong quarter, with 52.3% year-over-year revenue growth, expanding margins and disciplined execution across our business. The strength of our results reflects the increasing demand for our advanced metal additive manufacturing solutions, the successful execution of our commercial strategy and our team's relentless focus on operational excellence. During the quarter, we expanded strategic customer relationships, advanced new partnerships and continued building momentum across the aerospace, defense, energy and space markets, positioning Velo3D for continued growth.

"Looking ahead, we are entering an exciting new phase for Velo3D with the launch of our Livermore Production Campus, which we expect will triple our manufacturing capacity and become our primary production and manufacturing center. This expansion is expected to significantly enhance our ability to meet growing customer demand, shorten delivery timelines and support larger production programs as additive manufacturing becomes an increasingly important part of next-generation industrial supply chains. With expanded capacity, a strengthened balance sheet and a growing pipeline of opportunities, we believe Velo3D is well-positioned to capitalize on the market opportunities ahead."

Recent Business Developments

•
Launched the new Livermore Production Campus, which is expected to triple the Company’s manufacturing production capacity and support accelerating demand from aerospace and defense customers for the Company’s metal additive manufacturing solutions. The campus is expected to become operational later this year. It will serve as the Company’s primary production and manufacturing center.
•
Expanded strategic partnership with Mears Machine Corporation to accelerate distributed manufacturing. Mears ordered its fifth Velo3D Sapphire® XC metal additive manufacturing system, with options for two additional systems, further expanding manufacturing capacity supporting aviation, defense, energy and space applications.
•
Entered into a strategic partnership with Aurelia Technologies advancing the use of metal additive manufacturing in next-generation gas turbine systems, supporting design consolidation, faster product iteration, supply chain resilience and cost reduction initiatives.
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Strengthened institutional market presence and broadened market exposure with inclusion in the Russell 3000® Index and Russell Microcap® Index.
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Enhanced Board leadership and strategic expertise with the appointment of Lily Mei, former Mayor of Fremont, California and an experienced public- and private-sector leader, as an independent director to the Company’s Board of Directors.

•
Closed a firm commitment underwritten registered direct offering in April 2026 of 3,571,428 shares of common stock, with gross proceeds of approximately $50 million. In addition, the Company raised gross proceeds of approximately $59.4 million during the second quarter of 2026 through sales of common stock under its at-the-market offering program established in May 2026, before issuance costs of approximately $2.0 million.

($ in Millions, except percentages and per-share data)	2nd Quarter 2026	2nd Quarter 2025
GAAP revenue	$20.7	$13.6
GAAP gross margin	21.5%	(11.7)%
GAAP net loss[1]	($11.5)	($13.3)
GAAP net loss per share – basic and diluted	($0.39)	($0.94)

Non-GAAP net loss[1,2]	($9.0)	($11.4)
Non-GAAP net loss per share – basic and diluted[1,2]	($0.30)	($0.81)

1.
Information about Velo3D’s use of non-GAAP information, including a reconciliation to accounting principles generally accepted in the United States of America ("GAAP"), is provided at the end of this release under “Non-GAAP Financial Information”. The non-GAAP financial measures presented in this release should not be considered as the sole measure of the Company’s performance and should not be considered in isolation from, or as a substitute for, comparable financial measures calculated in accordance with GAAP.
2.
Non-GAAP net loss and non-GAAP net loss per basic and diluted share exclude stock-based compensation expense, loss on warrant cancellation, and fair value adjustments for the Company’s warrants.

Summary of Second Quarter 2026 Results

Total revenue was $20.7 million. 3D Printer and parts revenue was $19.0 million and increased 57.0% compared to $12.1 million in the second quarter of 2025. This increase was driven by an increase in the average selling price, product mix, and an increase in RPS revenues related to an increase in production volume. While system sales are expected to remain the primary driver of revenue in 2026, the Company anticipates that, under its new go-to-market strategy, its RPS parts production business will contribute an increasing share of revenue.

Gross margin for the second quarter was 21.5% compared to (11.7)% in the second quarter of 2025. The improvement reflected the impact of a refinement in the allocation of certain labor and overhead costs between cost of revenue and operating expenses to align with current operational activities, as well as higher average selling prices, a more favorable product mix, increased RPS revenue, and manufacturing efficiencies.

Operating expenses for the second quarter were $15.5 million compared to $10.0 million in the second quarter of 2025. Non-GAAP adjusted operating expenses, excluding stock-based compensation recorded in operating expenses of $2.4 million, were $13.1 million, up from $8.8 million in the second quarter of 2025.

GAAP net loss for the second quarter was ($11.5) million compared to ($13.3) million in the second quarter of 2025, an improvement of $1.8 million.

Non-GAAP net loss for the second quarter was ($9.0) million compared to ($11.4) million in the three months ended June 30, 2025. Adjusted EBITDA for the second quarter was ($8.1) million compared to ($8.9) million in the second quarter of 2025. For more information regarding the Company’s non-GAAP financial measures, see “Non-GAAP Financial Information” below.

As of June 30, 2026, the Company had $91.1 million of cash and cash equivalents, compared to $39.0 million as of December 31, 2025. The increase was driven primarily by net cash provided by financing activities of approximately $99.5 million during the first half of 2026, partially offset by approximately $39.5 million of cash used in operating activities. On April 27, 2026, the Company closed a firm commitment underwritten registered direct offering of 3,571,428 shares of its common stock, resulting in gross proceeds of approximately $50 million (approximately $46.6 million net of issuance costs). The Company also raised gross proceeds of approximately $59.4 million during the second quarter under its at-the-market offering program (approximately $57.4 million net of issuance costs). Together with debt-to-equity conversions completed in the period, these actions reduced the Company's total outstanding debt by more than 70% to $8.2 million as of June 30, 2026.

As of June 30, 2026, the Company had $29 million in new bookings in the second quarter and ending backlog of $31 million.

Jim Suva, Chief Financial Officer of Velo3D, said, "With approximately $91 million in cash and cash equivalents at quarter end, Velo3D has greater financial flexibility to execute our growth strategy and support capacity expansion, technology development and customer programs while maintaining a disciplined approach to capital allocation. Combined with our significantly reduced debt, we believe our strengthened balance sheet supports our ability to execute our strategic initiatives, scale our operations and capitalize on the growing demand for advanced metal additive manufacturing solutions across the aerospace, defense, energy and space markets."

Guidance

Management is increasing its full year 2026 revenue guidance, reflecting first-half performance and current backlog and pipeline, and reaffirming its other full year 2026 guidance as follows:

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Revenue in the range of $65 million to $75 million, from $60 million to $70 million.

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Sequential improvement in gross margin.
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Greater than 30% gross margin in second half of 2026.
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Non-GAAP adjusted operating expenses in the range of $45 million to $55 million.
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Capital expenditures in the range of $40 million to $50 million, primarily for RPS expansion, subject to the availability of sufficient financing.
•
Positive EBITDA in the second half of 2026.

Conference Call

The Company will host a conference call for investors to discuss its second quarter 2026 financial results at 5 p.m. Eastern time / 2 p.m. Pacific time on August 11, 2026. The call will be webcast and can be accessed from the Events page of the Investor Relations section of Velo3D’s website at ir.velo3d.com.

About Velo3D:

Velo3D is a metal 3D printing technology company that enables customers to build mission-critical metal parts. The fully integrated solution includes the Flow print preparation software, the Sapphire® family of printers, and the Assure quality control system—all of which are powered by Velo3D's Intelligent Fusion® manufacturing process. Learn more at velo3d.com.

Velo, Velo3D, Sapphire and Intelligent Fusion are registered trademarks of Velo3D, Inc. Flow and Assure are trademarks of Velo3D, Inc.

###

Investor Relations:

Hayden IR

James Carbonara

investors@velo3d.com

Media Contact:

Velo3D

press@velo3d.com

Amounts herein pertaining to the Company’s second quarter ended June 30, 2026 results represent a preliminary estimate as of the date of this earnings release and may be revised upon filing of the Company’s Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission (the “SEC”). Additional information on the Company’s results of operations for the three and six months ended June 30, 2026 will be provided upon the filing of its Quarterly Report on Form 10-Q with the SEC.

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's guidance for fiscal year 2026 (including the Company’s estimates for revenue, gross margin, operating expenses, and capital expenditures), the Company’s expectations regarding its ability to achieve positive EBITDA in the second half of 2026, the Company’s expectations about future demand, growth, profitability, long-term value, capacity requirements and operational efficiencies, scaled production, pipeline of opportunities, customer priorities, positive gross margins, the Company’s expectations regarding its liquidity and capital requirements, including plans to raise additional capital to support its expansion and the potential sources and uses of that capital and the Company’s beliefs regarding its ability to execute on strategic initiatives, scale operations and capitalize on growing demand, the Company’s expectations regarding the timing of the Livermore Production Campus becoming operational and its expected manufacturing capacity, delivery timelines, and cost benefits, the Company’s expectations regarding its potential cost savings, the Company’s expectations about its market strategy and financial and operational position, the Company's expectations that the RPS parts production business will contribute an increasing share of revenue, and the Company’s other expectations, beliefs, intentions or strategies for the future. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “FY 2025 10-K”) and its Quarterly Reports on Form 10-Q ("Quarterly Reports") and the other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability of the Company to execute its business plan, which may be affected by, among other things, competition, the Company’s liquidity position/lack of available cash, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; (2) the Company’s ability to continue as a going concern; (3) the Company’s ability to service and comply with its indebtedness; (4) the Company’s ability to raise additional capital in the near-term; (5) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (6) the risk that future sales of common stock, including sales under the Company's at-the-market offering program, will dilute existing stockholders and may adversely affect the market price of the Company's common stock; (7) changes in the applicable laws and regulations; (8) risks related to the Company’s exposure to government and defense contracts, including potential delays or reductions in government funding, government shutdowns, changes in defense procurement priorities or spending levels, and the timing and uncertainty of government contract awards and modifications; (9) the risk that the Company's backlog and bookings may not convert into revenue on the timelines the Company expects, or at all; (10) the risk that the Company may not achieve its financial guidance for fiscal year 2026, including its increased revenue guidance, and that actual results may differ materially from, or that the Company may revise, such guidance; and (11) other risks and uncertainties described in the FY 2025 10-K and the Quarterly Reports, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by applicable law.

Non-GAAP Financial Information

The information in the table below sets forth the non-GAAP financial measures that the Company uses in this release. Because of the inherent limitations associated with these non-GAAP financial measures, “Non-GAAP Net Loss”, “Non-GAAP net loss per basic and diluted share”, “EBITDA”, “Adjusted EBITDA” and “Non-GAAP Adjusted Operating Expenses”, should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may differ from, and should not be compared to, similarly named measures used by other companies. The Company compensates for these limitations by relying primarily on its GAAP results and using Non-GAAP Net Loss, Non-GAAP net loss per basic and diluted share, EBITDA, Adjusted EBITDA, and Non-GAAP Adjusted Operating Expenses on a supplemental basis. You should review the reconciliation of the non-GAAP financial measures below and not rely on any single financial measure to evaluate the Company's business.

Management believes adjusted “Non-GAAP Net Loss”, “Non-GAAP net loss per basic and diluted share”, “EBITDA”, “Adjusted EBITDA” and “Non-GAAP Adjusted Operating Expenses” are useful to investors because they allow for comparison to the Company’s performance in prior periods without the effect of items that, by their nature, tend to obscure the Company’s core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in the Company’s business and evaluate the Company’s performance relative to peer companies.

Reconciliations of the differences between these non-GAAP financial measures and their most directly comparable financial measures calculated in accordance with GAAP are set forth below.

The Company’s non-GAAP adjusted operating expenses are calculated by excluding stock-based compensation recorded in operating expenses. The Company’s non-GAAP EBITDA is calculated by excluding interest expense, provision (benefit) for income taxes, and depreciation and amortization. Non-GAAP Adjusted EBITDA further excludes stock-based compensation, loss on warrant cancellation, and fair value adjustments for the Company's warrants. With respect to the Company’s 2026 financial guidance regarding non-GAAP adjusted operating expenses and non-GAAP EBITDA, the Company cannot provide a quantitative reconciliation to the most directly comparable GAAP measure without unreasonable effort due to its inability to make accurate projections and estimates related to certain information needed to calculate some of the adjustments as described above.

Velo3D, Inc.

Non-GAAP Net Loss Reconciliation

(Unaudited)

	Three months ended		Six months ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
	($ In thousands)
Revenue	$20,664	$13,572	$34,480	$22,892
Gross profit (loss)	4,442	(1,588)	6,823	(891)
Net Loss	$(11,510)	$(13,263)	$(18,508)	$(38,277)
Stock-based compensation	2,495	1,835	4,383	5,431
Loss on warrant cancellation	—	—	—	11,357
Loss on fair value of warrants	41	—	41	1,044
Non-GAAP Net Loss	$(8,974)	$(11,428)	$(14,084)	$(20,445)

Velo3D, Inc.

Non-GAAP Adjusted EBITDA Reconciliation

(Unaudited)

	Three months ended		Six months ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
	($ In thousands)
Revenue	$20,664	$13,572	$34,480	$22,892
Net Loss	(11,510)	(13,263)	(18,508)	(38,277)
Interest expense	175	1,572	908	2,642
Provision for (benefit from) income taxes	(9)	89	17	97
Depreciation and amortization	712	822	1,474	1,817
EBITDA	$(10,632)	$(10,780)	$(16,109)	$(33,721)
Stock-based compensation	2,495	1,835	4,383	5,431
Loss on warrant cancellation	—	—	—	11,357
Loss on fair value of warrants	41	—	41	1,044
Non-GAAP Adjusted EBITDA	$(8,096)	$(8,945)	$(11,685)	$(15,889)

Velo3D, Inc.

Non-GAAP Adjusted Operating Expenses Reconciliation

(Unaudited)

	Three months ended		Six months ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
	($ In thousands)
Revenue	$20,664	$13,572	$34,480	$22,892
Operating expenses
Research and development	4,329	2,588	7,025	4,647
Selling and marketing	2,850	1,468	4,571	2,554
General and administrative	8,324	5,952	13,236	15,028
Total operating expenses	$15,503	$10,008	$24,832	$22,229
Stock-based compensation recorded in operating expenses	2,390	1,236	3,636	4,624
Non-GAAP Adjusted operating expenses	$13,113	$8,772	$21,196	$17,605

Velo3D, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share data)

	The three months ended June 30,		The six months ended June 30,
	2026	2025	2026	2025
Revenue
3D Printer and parts	$18,968	$12,082	$30,989	$19,605
Recurring payment	—	70	—	70
Support services	1,494	1,359	2,763	3,149
Other	202	61	728	68
Total Revenue	20,664	13,572	34,480	22,892
Cost of revenue
3D Printer and parts	15,755	13,994	25,980	21,534
Recurring payment	—	—	—	12
Support services	467	1,166	1,677	2,237
Total cost of revenue	16,222	15,160	27,657	23,783
Gross profit (loss)	4,442	(1,588)	6,823	(891)
Operating expenses
Research and development	4,329	2,588	7,025	4,647
Selling and marketing	2,850	1,468	4,571	2,554
General and administrative	8,324	5,952	13,236	15,028
Total operating expenses	15,503	10,008	24,832	22,229
Loss from operations	(11,061)	(11,596)	(18,009)	(23,120)
Interest expense	(175)	(1,572)	(908)	(2,642)
Loss on fair value of warrants	(41)	—	(41)	(1,044)
Loss on warrant cancellation	—	—	—	(11,357)
Other income (expense), net	(242)	(6)	467	(17)
Loss before income taxes	(11,519)	(13,174)	(18,491)	(38,180)
Provision for (benefit from) income taxes	(9)	89	17	97
Net loss	$(11,510)	$(13,263)	$(18,508)	$(38,277)

Net loss per share:
Basic and Diluted	$(0.39)	$(0.94)	$(0.68)	$(2.79)
Shares used in computing net loss per share:
Basic and Diluted	29,448,322	14,041,712	27,246,923	13,721,680

Velo3D, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$91,144	$39,013
Accounts receivable, net	8,356	6,263
Inventories, net	27,578	27,083
Contract assets	12,160	2,039
Prepaid expenses and other current assets	16,896	5,722
Total current assets	156,134	80,120
Property and equipment, net	16,152	13,094
Equipment subject to operating lease, net	1,023	1,629
Other assets	26,838	10,505
Total assets	$200,147	$105,348
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,235	$10,301
Accrued expenses and other current liabilities	4,967	7,915
Debt – current portion	3,197	6,305
Contract liabilities	11,249	9,281
Total current liabilities	24,648	33,802
Long-term debt – less current portion	4,973	24,710
Contingent earnout liabilities	1	1
Warrant liabilities	150	109
Other noncurrent liabilities	23,836	8,570
Total liabilities	53,608	67,192

Stockholders’ equity:
Common stock, $0.00001 par value – 500,000,000 shares authorized at June 30, 2026 and December 31, 2025, 32,149,118, respectively; and 24,607,630 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	5	5
Additional paid-in capital	663,185	536,294
Accumulated deficit	(516,651)	(498,143)
Total stockholders’ equity	146,539	38,156
Total liabilities and stockholders’ equity	$200,147	$105,348

Velo3D, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	The six months ended June 30,
	2026	2025
Cash flows from operating activities
Net loss	$(18,508)	$(38,277)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,474	1,817
Amortization of debt discount and deferred financing costs	17	98
Stock-based compensation	4,383	5,431
Loss on fair value of warrants	41	1,044
Loss on warrant cancellation	—	11,357
Non-cash lease expense	111	70
Loss on sale/disposal of fixed assets	—	2,777
Changes in operating assets and liabilities
Accounts receivable	(2,093)	(1,671)
Inventories	4,441	5,691
Contract assets	(10,121)	(948)
Prepaid expenses and other current assets	(11,174)	(292)
Other assets	(120)	2,002
Accounts payable	(8,233)	(912)
Accrued expenses and other liabilities	(4,279)	2,463
Contract liabilities	1,968	(3,573)
Other noncurrent liabilities	2,560	(642)
Net cash used in operating activities	(39,533)	(13,565)
Cash flows from investing activities
Purchase of property and equipment	(4,458)	(1,799)
Net cash used in investing activities	(4,458)	(1,799)
Cash flows from financing activities
Proceeds from convertible secured notes	—	15,000
Gross proceeds from April 2026 Offering	50,000	—
Payment for issuance costs related to April 2026 Offering	(3,408)	—
Gross proceeds from ATM Offering	59,428	—
Payment for issuance costs related to ATM Offering	(2,006)	—
Repayment of 2025 equipment loan	(1,506)	—
Repayment of secured notes	(3,039)	—
Net cash provided by financing activities	99,469	15,000
Effect of exchange rate changes on cash and cash equivalents	1	6
Net change in cash and cash equivalents and restricted cash	55,479	(358)
Cash and cash equivalents and restricted cash at beginning of period	39,636	1,840
Cash and cash equivalents and restricted cash at end of period	$95,115	$1,482

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the condensed consolidated balance sheets to the total of such amounts shown on the condensed consolidated statements of cash flows:

	The six months ended June 30,
	2026	2025
Cash and cash equivalents	$91,144	$854
Restricted cash (Other assets)	3,971	628
Total cash and cash equivalents and restricted cash	$95,115	$1,482